Exhibit 99.10

Synergy Offshore, LLC

d/b/a SOG Resources, LLC

Financial Statements

For the nine months ended September 30, 2021 and 2020

Synergy Offshore, LLC

d/b/a SOG Resources, LLC

Synergy Offshore, LLC

d/b/a SOG Resources, LLC

Unaudited Condensed Balance Sheets

	September 30,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$1,946,261	$360,196
Oil and gas sales receivable	850,456	615,637
Other receivables	76,212	77,905
Prepaids and other current assets	126,674	311,920
Total current assets	2,999,603	1,365,658

Oil and gas properties, successful efforts method:
Proved	25,099,910	24,941,480
Unproved	2,937,036	2,842,906
Less accumulated depreciation, depletion and amortization	(15,765,073)	(15,209,980)
Net oil and gas properties	12,271,873	12,574,406

Restricted cash	126,688	126,688
Other assets	34,238	34,238
Total assets	$15,432,402	$14,100,990

Liabilities and members’ deficit
Current liabilities:
Accounts payable	$421,848	$510,787
Accrued liabilities	1,103,049	1,103,927
Total current liabilities	1,524,897	1,614,714
Asset retirement obligations	15,498,892	14,915,271
Total liabilities	17,023,789	16,529,985

Commitments and contingencies	-	-

Members’ deficit	(1,591,387)	(2,428,995)
Total liabilities and members’ deficit	$15,432,402	$14,100,990

The accompanying notes are an integral part of these unaudited condensed financial statements.

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Synergy Offshore, LLC

d/b/a SOG Resources, LLC

Unaudited Condensed Statements of Operations

	For the nine months ended September 30,
	2021	2020
Revenue -
Oil and gas	$6,009,396	$3,353,874

Operating expenses:
Lease operating expense	2,457,592	2,285,096
Production taxes and transportation costs	428,639	31,985
Depreciation, depletion and amortization	555,094	704,089
Accretion	583,621	583,621
General and administrative	1,568,122	1,473,979
Total costs and expenses	5,593,068	5,078,770

Operating income (loss)	416,328	(1,724,896)

Other income (loss), net	421,280	(3,520)
Net income (loss)	$837,608	$(1,728,416)

The accompanying notes are an integral part of these unaudited condensed financial statements.

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Synergy Offshore, LLC

d/b/a SOG Resources, LLC

Unaudited Condensed Statements of Changes in Members’ Deficit

Balance at January 1, 2020	$50,486
Equity distributions	(46,000)
Net loss	(1,728,416)
Balance at September 30, 2020	$(1,723,930)

Balance at January 1, 2021	(2,428,995)
Net income	837,608
Balance at September 30, 2021	$(1,591,387)

The accompanying notes are an integral part of these unaudited condensed financial statements.

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Synergy Offshore, LLC

d/b/a SOG Resources, LLC

Unaudited Condensed Statements of Cash Flows

	For the nine months ended September 30,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$837,608	$(1,728,416)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation, depletion and amortization	555,094	704,089
Accretion	583,621	583,621
Changes in assets and liabilities:
Accounts receivable	(233,126)	479,517
Prepaids and other assets	185,246	80,008
Accounts payable	(88,939)	(130,809)
Accrued liabilities	(878)	(219,364)
Net cash from operating activities	1,838,626	(231,354)

Cash flows from investing activities -
Capital expenditures	(252,561)	-

Cash flows from financing activities:
Proceeds from issuance of note payable	-	424,800
Distributions to members	-	(46,000)
Net cash from financing activities	-	378,800

Net change in cash and cash equivalents and restricted cash	1,586,065	147,446

Cash and cash equivalents and restricted cash, beginning of year	486,884	588,964
Cash and cash equivalents and restricted cash, end of year	$2,072,949	$736,410

The accompanying notes are an integral part of these unaudited condensed financial statements.

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Synergy Offshore, LLC

d/b/a SOG Resources, LLC

Notes to Unaudited Condensed Financial Statements

1. Organization and Significant Accounting Policies

Organization – Synergy Offshore, LLC d/b/a SOG Resources, LLC (the “Company”), a Texas limited liability company, was formed on March 18, 2010, as a limited partnership, and converted to a limited liability company on October 21, 2010. The Company is engaged primarily in the development of oil and natural gas properties in Montana and Wyoming. The Company is located in Houston, Texas and its fiscal year-end is December 31.

Basis of Presentation – These interim financial statements are unaudited and have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) regarding interim financial reporting. Certain disclosures have been condensed or omitted from these financial statements. Accordingly, they do not include all the information and notes required by accounting principles generally accepted in the United States of America (“GAAP”) for complete financial statements, and should be read in conjunction with our audited financial statements and notes thereto for the year ended December 31, 2020.

In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of normal recurring adjustments, necessary to fairly present the financial position as of, and the results of operations for, all periods presented. In preparing the accompanying financial statements, management has made certain estimates and assumptions that affect reported amounts in the condensed financial statements and disclosures of contingencies. Actual results may differ from those estimates. The results for interim periods are not necessarily indicative of annual results.

Use of Estimates – The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.

Significant estimates include (i) oil and gas reserves that are used in the calculation of depreciation, depletion, amortization and impairment of the carrying value of oil and gas properties; (ii) production and commodity price estimates used to record oil and gas sales receivables; and (iii) the cost of future asset retirement obligations. The Company evaluates its estimates on an on-going basis and bases its estimates on historical experience and on various other assumptions we believe to be reasonable. Due to inherent uncertainties, including the future prices of oil and gas, these estimates could change in the near term and such changes could be material.

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2. Asset Retirement Obligations

The following table summarizes the changes in ARO (in thousands):

Balance at January 1, 2020	$15,339
Accretion	584
Balance at June 30, 2020	$15,923

Balance at January 1, 2021	$14,915
Accretion	584
Balance at June 30, 2021	$15,499

3. Note Payable

In the second quarter of 2020, the Company received proceeds from a SBA Paycheck Protection Program Loan (“PPP Loan”) of approximately $425 thousand pursuant to the Paycheck Protection Program (“PPP”) of the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”). The purpose of the PPP was to encourage the continued employment of workers. The Company used all of the PPP Loan proceeds for eligible payroll expenses, lease and utility payments.

The PPP Loan and accrued interest thereon may be forgiven by the SBA upon documentation of expenditures in accordance with the SBA requirements and proper application by the Company. The Company’s application for forgiveness was approved by the SBA in the fourth quarter of 2020. Accordingly, the Company recognized approximately $425 thousand as other income in the statement of operations for this forgiveness.

In the first quarter of 2021, the Company received proceeds from a 2nd round PPP Loan of approximately $425 thousand pursuant. This 2nd round PPP Loan was forgiven by the SBA in the third quarter of 2021.

4. Commitments and Contingencies

Litigation – From time to time, the Company may be subject to litigation or other claims in the normal course of business.

Surety Bonds – As of September 30, 2021 and December 31, 2020, the Company had surety bonds of $1.4 million issued to the Montana Board of Oil and Gas Conservation, the Wyoming Oil and Gas Conservation Commission and the Wyoming Bureau of Land Management. The surety bonds are meant to cover certain plugging and abandonment liabilities related to the Company’s oil and natural gas properties in Montana and Wyoming.

Other – In the course of its normal business affairs, the Company is subject to possible loss contingencies arising from federal, state, and local environmental, health, and safety laws and regulations and third-party litigation. There are no matters which, in the opinion of management, will have a material adverse effect on the financial position, results of operations, or cash flows of the Company as of and for the nine months ended September 30, 2021 and 2020.

5. Subsequent Events

The Company has evaluated events and transactions subsequent to the balance sheet date and through March 1, 2022, the date the financial statements were available to be issued.

On October 4, 2021, we entered into Purchase and Sale Agreement with U.S. Energy Corp. (“U.S. Energy”) for the sale of all of our oil and gas properties. The transaction also included certain wells, contracts, technical data, records, personal property and hydrocarbons associated with the assets being sold. This transaction was completed on January 5, 2022 for a total purchase price $125,000 in cash and 6,546,384 shares of U.S. Energy’s common stock.

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